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                                                                            10 e



                                    Amendment
                                       of
                               1994 Incentive Plan
                                       of
                         Clean Diesel Technologies, Inc.
                             effective June 9, 1999

5.1  Maximum Number of Shares

     The maximum number of Shares available for Awards under this Plan in each calendar year during any part of which this Plan shall be in effect shall be such fixed amount of Shares as the Board shall be from time to time determine but not more than 17 1/2% of the issued and outstanding Shares of the corporation. For this purpose, the issued and outstanding Shares of the Corporation shall include from time to time the number of Shares into which convertible securities of the Corporation may then be converted. Treasury stock shall not be deemed to be issued and outstanding. Any and all such Shares may be issued in respect of any of the types of Awards.


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